UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2006

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-575-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2006, the Compensation Committee of the Company’s Board of Directors approved the 2006 Q2 – Q4 Executive Incentive Compensation Plan for the executive officers listed below. If certain revenue and earnings targets are met for the second, third and fourth quarters of 2006 and for the year ending December 31, 2006, the maximum cumulative payments to these executive officers under the 2006 Q2 – Q4 Executive Incentive Compensation Plan are as follows:

James R. Zarley
President and Chief Executive Officer $340,000

Samuel J. Paisley
Chief Administrative Officer $255,000

Jeffrey A. Pullen
Chief Operating Officer – U.S. $180,000

Scott H. Ray
Chief Financial Officer $230,000

Further, on April 28, 2006 the Compensation Committee of the Company’s Board of Directors approved the 2006 Q2 – Q4 Executive Incentive Compensation Plan for Peter Wolfert, Chief Technology Officer. Mr. Wolfert is eligible for a maximum cumulative payment of $110,000 if certain operating goals and objectives are met for the second, third and fourth quarters of 2006 and if certain revenue and earnings targets are met for the year ending December 31, 2006.

Further, on April 28, 2006 the Compensation Committee of the Company’s Board of Directors approved the 2006 Q2 Executive Incentive Compensation Plan for Carl White, Chief Operating Officer - Europe. Mr. White is eligible for a maximum payment of £14,000 if certain revenue and earnings targets are met for the quarter ending June 30, 2006.

Exhibit 99.1 summarizes these Executive Incentive Compensation Plans approved on April 28, 2006.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Executive Incentive Compensation Plans approved on April 28, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

May 2, 2006	By:	/s/ Scott H. Ray

Name: Scott H. Ray
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Exhibit 99.1 Executive Incentive Compensation Plans approved on April 28, 2006